Exhibit 23.1
             CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report on OraLabs Holding Corp. dated April 8, 2005 in the two Registration Statements on Form
S-8 (originally filed in July 1997 and January 2002, respectively) as included in the OraLabs Holding Corp.'s Form 10-KSB for the year ended December 31, 2004, and to all references to our firm included in such Registration Statements



                    /s/ Ehrhardt Keefe Steiner & Hottman PC
                        -----------------------------------
                        Ehrhardt Keefe Steiner & Hottman PC


April 15, 2005
Denver, Colorado